Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS THIRD QUARTER 2020 RESULTS
NEW YORK, NOVEMBER 4, 2020 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended September 30, 2020. For the three months ended September 30, 2020 and 2019, net income was $0.09 per diluted share and $0.27 per diluted share, respectively.

Key highlights for the three months ended September 30, 2020 include:
•Executed 2.2 million square feet of new and renewal leases, with rent spreads on comparable space of 5.7%, including 0.7 million square feet of new leases, with rent spreads on comparable space of 14.1%
•Realized total leased occupancy of 91.2%, anchor leased occupancy of 94.4% and small shop leased occupancy of 84.3%
◦Total leased occupancy reflects over 110 basis points of impact from recent bankruptcies or liquidations, net of executed backfills
◦Leased to billed occupancy spread of 320 basis points, representing $39.4 million of annualized base rent not yet commenced
•Rent collections continue to improve and reflect continued tenant re-openings, with 80.8% of billed based rent for the three months ended June 30, 2020, 88.2% of billed base rent for the three months ended September 30, 2020 and 89.6% of billed base rent for October 2020 collected (as of October 30, 2020)
◦Approximately 97% of the Company’s annualized base rent (“ABR”) is now open and operating
◦See COVID-19 update below for additional information on rent collection levels
•Reported a decrease in same property NOI of 9.3%, reflecting $20.9 million of revenues deemed uncollectible primarily related to COVID-19
•Reported NAREIT FFO of $106.6 million, or $0.36 per diluted share, reflecting $21.5 million of revenues deemed uncollectible and an $11.3 million reversal of straight-line rental income, net primarily related to COVID-19
◦NAREIT FFO includes $4.8 million, or $0.02 per diluted share, of litigation and other non-routine legal expenses
•Issued $300.0 million of Senior Notes due 2030, increasing total liquidity to $1.9 billion
•The Company’s Board of Directors reinstated the Company’s quarterly cash dividend at $0.215 per common share (equivalent to $0.860 per annum)

COVID-19 UPDATE
•Collected 88.2% of billed base rent for the three months ended September 30, 2020 and entered into rent deferral and abatement agreements representing 4.7% of billed base rent, resulting in total addressed billed base rent of 92.9% (as of October 30, 2020)
◦Billed base rent collections were comprised of 99.0% collections from essential tenants, 87.8% collections from hybrid tenants, and 79.6% collections from other retail / services
•Collected 84.5% of billed base rent for the six months ended September 30, 2020 and entered into rent deferral and abatement agreements representing 7.6% of billed base rent, resulting in total addressed billed base rent of 92.1% (as of October 30, 2020)
•Collected 89.6% of billed base rent for October 2020 and entered into rent deferral and abatement agreements representing 2.4% of billed base rent, resulting in total addressed billed base rent of 92.0% (as of October 30, 2020)
•Revenues deemed uncollectible associated with base rent during the six months ended September 30, 2020 represented 59.2% of accrued but uncollected base rent, comprised of a 37.4% reserve on rent deferrals (not lease modifications) and a 74.5% reserve on accrued but uncollected and unaddressed (under negotiation) base rent
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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

“Our portfolio of well-located, community based shopping centers continues to demonstrate durability and resilience through this disruption, with meaningfully improving trends in traffic, tenant re-openings, and collections,” commented James Taylor, Chief Executive Officer and President. “In fact, these conditions, coupled with strong leasing, have accelerated attractive reinvestment opportunities that are core to our long term business plan to drive value and growth.”

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended September 30, 2020 and 2019, net income was $27.9 million, or $0.09 per diluted share, and $80.9 million, or $0.27 per diluted share, respectively.
•For the nine months ended September 30, 2020 and 2019, net income was $96.8 million, or $0.32 per diluted share, and $212.7 million, or $0.71 per diluted share, respectively.

NAREIT FFO
•For the three months ended September 30, 2020 and 2019, NAREIT FFO was $106.6 million, or $0.36 per diluted share, and $145.3 million, or $0.49 per diluted share, respectively. Results for the three months ended September 30, 2020 and 2019 include items that impact FFO comparability, including litigation and other non-routine legal expenses and a loss on extinguishment of debt, net, of ($5.0) million, or ($0.02) per diluted share, and ($1.1) million, or ($0.00) per diluted share, respectively.
◦During the three months ended September 30, 2020, the Company recognized $21.5 million of revenues deemed uncollectible and an $11.3 million reversal of straight-line rental income, net, primarily related to COVID-19.
•For the nine months ended September 30, 2020 and 2019, NAREIT FFO was $338.1 million, or $1.14 per diluted share, and $430.8 million, or $1.44 per diluted share, respectively. Results for the nine months ended September 30, 2020 and 2019 include items that impact FFO comparability, including a loss on extinguishment of debt, net and litigation and other non-routine legal expenses, of ($18.4) million, or ($0.06) per diluted share, and ($2.9) million, or ($0.01) per diluted share, respectively.
◦During the nine months ended September 30, 2020, the Company recognized $55.5 million of revenues deemed uncollectible and a $30.7 million reversal of straight-line rental income, net primarily related to COVID-19.

Same Property NOI Growth
•For the three months ended September 30, 2020, the Company reported a decrease in same property NOI of 9.3% versus the comparable 2019 period.
◦The Company recognized $20.9 million of revenues deemed uncollectible primarily related to COVID-19.
•For the nine months ended September 30, 2020, the Company reported a decrease in same property NOI of 5.1% versus the comparable 2019 period.
◦The Company recognized $53.5 million of revenues deemed uncollectible primarily related to COVID-19.

Dividend
•The Company’s Board of Directors reinstated the Company’s dividend and declared a quarterly cash dividend of $0.215 per common share (equivalent to $0.860 per annum) for the fourth quarter of 2020.
•The dividend is payable on January 15, 2021 to stockholders of record on January 6, 2021, representing an ex-dividend date of January 5, 2021.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended September 30, 2020, the Company stabilized seven value enhancing reinvestment projects with a total aggregate net cost of approximately $50.6 million at an average incremental NOI yield of 9% and added nine new reinvestment projects to its in process pipeline. Projects added include four anchor space repositioning projects, two outparcel development projects and three redevelopment projects, with a total aggregate net estimated cost of approximately $37.0 million at an expected average incremental NOI yield of 12%.
•At September 30, 2020, the value enhancing reinvestment in process pipeline was comprised of 54 projects with an aggregate net estimated cost of approximately $373.0 million at an expected average incremental NOI yield of 10%. The in process pipeline includes 17 anchor space repositioning projects with an aggregate net estimated cost of approximately $79.5 million at expected incremental NOI yields of 9 to 14%; 16 outparcel development projects with an aggregate net estimated cost of approximately $30.6 million at an expected average incremental NOI yield of 12%; and 21 redevelopment projects with an aggregate net estimated cost of approximately $263.0 million at an expected average incremental NOI yield of 9%.
•Due to COVID-19, there is inherent uncertainty as it relates to the Company’s reinvestment projects, specifically with respect to expected project scopes, expected stabilization dates and expected NOI yields.

Acquisitions
•During the three months ended September 30, 2020, the Company acquired land adjacent to an existing center for a purchase price of $1.4 million.
•During the nine months ended September 30, 2020, the Company acquired land adjacent to two existing centers for a combined purchase price of $3.4 million.

Dispositions
•During the three months ended September 30, 2020, the Company generated approximately $37.7 million of gross proceeds on the disposition of three shopping centers, as well as a land parcel and a partial property, comprised of 0.5 million square feet.
•During the nine months ended September 30, 2020, the Company generated approximately $85.4 million of gross proceeds on the disposition of eight shopping centers, as well as a land parcel and three partial properties, comprised of 1.1 million square feet.

CAPITAL STRUCTURE
•As previously announced, during the three months ended September 30, 2020, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued an additional $300.0 million aggregate principal amount of its Senior Notes due 2030 at an effective yield of 3.178%. The Notes form a single series with the $500 million of previously issued Senior Notes due 2030. The net proceeds from the offering were utilized to repay indebtedness under the Company’s Revolving Credit Facility and for general corporate purposes. As a result, the Company has no amounts outstanding under its Revolving Credit Facility.
•At September 30, 2020, the Company had $1.9 billion of total liquidity, comprised of $611.2 million of cash, cash equivalents and restricted cash, and $1.2 billion of availability under its Revolving Credit Facility. The Company has no debt maturities until 2022.

CONNECT WITH BRIXMOR
•For additional information, please visit www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpopupshop
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Thursday, November 5, 2020 at 11:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on November 19, 2020 by dialing 844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13708522) or via the web through November 5, 2021 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets and impairment write-downs of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
development and completed new development properties which have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of above- and below-market leases and tenant inducements, net, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 395 retail centers comprise approximately 69 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes to differ materially from forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results and cash flows of the Company, the Company's tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments, the direct and indirect economic effects of the pandemic and containment measures, and potential changes in consumer behavior, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	9/30/20	12/31/19
Assets
Real estate
Land	$1,754,708	$1,767,029
Buildings and tenant improvements	7,704,825	7,593,444
Construction in progress	148,408	148,163
Lease intangibles	579,361	614,964
	10,187,302	10,123,600
Accumulated depreciation and amortization	(2,623,144)	(2,481,250)
Real estate, net	7,564,158	7,642,350
Cash and cash equivalents	609,812	19,097
Restricted cash	1,408	2,426
Marketable securities	19,987	18,054
Receivables, net	246,295	234,246
Deferred charges and prepaid expenses, net	146,911	143,973
Real estate assets held for sale	—	22,171
Other assets	51,590	60,179
Total assets	$8,640,161	$8,142,496

Liabilities
Debt obligations, net	$5,481,660	$4,861,185
Accounts payable, accrued expenses and other liabilities	444,610	537,454
Total liabilities	5,926,270	5,398,639

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,609,203 and 305,334,144 shares issued and 296,482,211 and 297,857,267
shares outstanding	2,965	2,979
Additional paid-in capital	3,210,579	3,230,625
Accumulated other comprehensive loss	(31,197)	(9,543)
Distributions in excess of net income	(468,456)	(480,204)
Total equity	2,713,891	2,743,857
Total liabilities and equity	$8,640,161	$8,142,496

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/20	9/30/19	9/30/20	9/30/19
Revenues
Rental income	$253,799	$292,732	$781,635	$873,424
Other revenues	136	233	2,221	1,685
Total revenues	253,935	292,965	783,856	875,109

Operating expenses
Operating costs	24,794	29,573	80,286	90,138
Real estate taxes	42,124	43,688	126,796	130,203
Depreciation and amortization	87,488	82,837	251,334	249,825
Impairment of real estate assets	5,746	8,170	16,306	17,468
General and administrative	27,748	24,550	74,781	75,168
Total operating expenses	187,900	188,818	549,503	562,802

Other income (expense)
Dividends and interest	109	128	335	575
Interest expense	(50,991)	(47,698)	(148,197)	(142,839)
Gain on sale of real estate assets	13,621	25,621	23,218	46,266
Loss on extinguishment of debt, net	(50)	(943)	(10,441)	(1,620)
Other	(780)	(401)	(2,499)	(1,975)
Total other expense	(38,091)	(23,293)	(137,584)	(99,593)

Net income	$27,944	$80,854	$96,769	$212,714

Net income per common share:
Basic	$0.09	$0.27	$0.32	$0.71
Diluted	$0.09	$0.27	$0.32	$0.71
Weighted average shares:
Basic	296,562	298,031	296,982	298,257
Diluted	296,862	298,879	297,317	298,927

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Nine Months Ended
	9/30/20	9/30/19	9/30/20	9/30/19

Net income	$27,944	$80,854	$96,769	$212,714
Depreciation and amortization related to real estate	86,486	81,869	248,274	246,887
Gain on sale of real estate assets	(13,621)	(25,621)	(23,218)	(46,266)
Impairment of real estate assets	5,746	8,170	16,306	17,468
NAREIT FFO	$106,555	$145,272	$338,131	$430,803

NAREIT FFO per diluted share	$0.36	$0.49	$1.14	$1.44
Weighted average diluted shares outstanding	296,862	298,879	297,317	298,927

Items that impact FFO comparability
Loss on extinguishment of debt, net	$(50)	$(943)	$(10,441)	$(1,620)
Litigation and other non-routine legal expenses	(4,835)	(87)	(7,395)	(1,157)
Transaction expenses	(163)	(58)	(588)	(127)
Total items that impact FFO comparability	$(5,048)	$(1,088)	$(18,424)	$(2,904)
Items that impact FFO comparability, net per share	$(0.02)	$(0.00)	$(0.06)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$(2,974)	$6,831	$(11,533)	$18,051
Accretion of above- and below-market leases and tenant inducements, net	3,281	3,622	9,802	11,391
Straight-line ground rent expense (2)	(35)	(31)	(105)	(94)

Dividends declared per share	$—	$0.280	$0.285	$0.840
Dividends declared	$—	$83,397	$84,488	$250,230
Dividend payout ratio (as % of NAREIT FFO)	—%	57.4%	25.0%	58.1%

(1) Includes straight-line rental income reversals of $11.3 million and $30.7 million for the three and nine months ended September 30, 2020, respectively.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Nine Months Ended
	9/30/20	9/30/19	Change	9/30/20	9/30/19	Change
Same Property NOI Analysis
Number of properties	392	392	—	389	389	—
Percent billed	88.2%	88.8%	(0.6)%	88.3%	89.0%	(0.7)%
Percent leased	91.4%	92.2%	(0.8)%	91.6%	92.5%	(0.9)%

Revenues
Base rent	$204,658	$205,213		$617,527	$604,201
Expense reimbursements	60,540	61,941		182,606	182,589
Revenues deemed uncollectible	(20,890)	(2,096)		(53,484)	(6,797)
Ancillary and other rental income / Other revenues	4,230	4,565		14,014	13,647
Percentage rents	641	1,053		3,596	5,949
	249,179	270,676	(7.9)%	764,259	799,589	(4.4)%
Operating expenses
Operating costs	(25,701)	(27,929)		(79,288)	(84,546)
Real estate taxes	(41,493)	(42,018)		(123,350)	(123,517)
	(67,194)	(69,947)	(3.9)%	(202,638)	(208,063)	(2.6)%
Same property NOI	$181,985	$200,729	(9.3)%	$561,621	$591,526	(5.1)%

NOI margin	73.0%	74.2%		73.5%	74.0%
Expense recovery ratio	90.1%	88.6%		90.1%	87.8%

Percent Contribution to Same Property NOI Growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent - excluding COVID-19 rent deferrals (lease modifications) and rent abatements	$3,275	1.6%		$18,059	3.1%
Base rent - COVID-19 rent deferrals (lease modifications) and rent abatements	(3,830)	(1.9)%		(4,733)	(0.8)%
Revenues deemed uncollectible	(18,794)	(9.3)%		(46,687)	(8.0)%
Net recoveries	1,352	0.7%		5,442	0.9%
Ancillary and other rental income / Other revenues	(335)	(0.2)%		367	0.1%
Percentage rents	(412)	(0.2)%		(2,353)	(0.4)%
		(9.3)%			(5.1)%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$181,985	$200,729		$561,621	$591,526
Adjustments:
Non-same property NOI	3,366	8,130		12,461	31,188
Lease termination fees	1,394	423		4,528	2,706
Straight-line rental income, net	(2,974)	6,831		(11,533)	18,051
Accretion of above- and below-market leases and tenant inducements, net	3,281	3,622		9,802	11,391
Straight-line ground rent expense	(35)	(31)		(105)	(94)
Depreciation and amortization	(87,488)	(82,837)		(251,334)	(249,825)
Impairment of real estate assets	(5,746)	(8,170)		(16,306)	(17,468)
General and administrative	(27,748)	(24,550)		(74,781)	(75,168)
Total other expense	(38,091)	(23,293)		(137,584)	(99,593)
Net income	$27,944	$80,854		$96,769	$212,714

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